Exhibit 5.1

Hongli Group Inc.	D +1 345 815 1877
No. 777, Daiyi Road,	E bradley.kruger@ogier.com
Changle County, Weifang City,
Shandong Province, China, 262400
Reference: 427749.00001/BKR

8 August 2025

Hongli Group Inc. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to offering and sale of up to US$100,000,000 worth of the following securities to be issued by the Company from time to time (together, the Securities):

(a)	ordinary shares of par value US$0.0001 each in the capital of the Company (Shares) to be issued pursuant to the terms of a definitive purchase, underwriting or similar agreement (the Shares Document);

(b)	warrants to purchase Shares (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder (the Warrant Document);

(c)	debt securities (the Debt Securities), which may or may not be converted into Shares, to be issued pursuant to the terms of a definitive loan or similar agreement (the Debt Document);

(d)	rights to purchase Shares, Warrants or Debt Securities (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Document); and/or

(e)	units comprising any combination of Shares, Warrants, Debt Securities and Rights (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

Ogier (Cayman) LLP
89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009
Cayman Islands

T +1 345 949 9876
F +1 345 949 9877
ogier.com	A list of Partners may be inspected on our website

Hongli Group Inc.

8 August 2025

The Shares Document, Debt Document, Warrant Document, Rights Document and Unit Document are referred to herein collectively as Transaction Documents.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Hongli Group Inc.

8 August 2025

Issuance of Shares

(b)	The Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Shares upon the conversion, exchange, redemption, repurchase or exercise of any Security) shall be validly issued, fully paid and non-assessable when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve:

(A)	the form, terms, execution and delivery of the relevant Transaction Document;

(B)	the issuance and allotment of the Shares (including the issuance and allotment of the Shares upon conversion, exchange, redemption, repurchase or exercise of any Security) in accordance with the Transaction Document; and

(C)	all related matters;

(ii)	the provisions of the relevant Transaction Document approved by the Board have been satisfied and payment of the consideration specified therein has been made;

(iii)	if the Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any Security, the terms of such Security, as approved by the Board, have been satisfied and payment of the consideration specified thereby has been made; and

(iv)	the Shares have been entered on the register of members of the Company as fully paid.

Registration Statement – “Cayman Islands Tax Considerations”

(c)	To the extent that the statements set forth in the Registration Statement under the caption “Cayman Islands Tax Considerations” purport to summarise certain tax laws of the Cayman Islands, such statements are accurate in all material respects and constitute our opinion.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any document to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

Hongli Group Inc.

8 August 2025

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

Hongli Group Inc.

8 August 2025

SCHEDULE 1

Documents examined

1	The Certificate of Incorporation of the Company dated 9 February 2021 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 14 September 2022 (the Memorandum and Articles of Association).

3	A Certificate of Good Standing dated 7 August 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 1 August 2025 (the Resolutions).

5	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 7 August 2025 (the Register of Writs).

6	The Registration Statement.

Hongli Group Inc.

8 August 2025

SCHEDULE 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Offer Shares are issued.

6	There is nothing in any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Status, authorisation and execution

7	Each of the parties to the Transaction Documents will be duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	Each Transaction Document and Security will be, duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws and, in respect of the Company, in the manner authorised by the Board.

9	In authorising the execution and delivery of any Transaction Documents by the Company, the issue and allotment of any Securities (including the issuance and allotment of the Shares upon conversion, exchange, redemption, repurchase or exercise of any Security), and the exercise of the Company’s rights and performance of its obligations under such documents, each of the directors of the Company has acted and will act in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

10	Each Transaction Document and form of Security that has not been executed as of the date of this opinion will be duly executed and unconditionally delivered by the Company in the manner authorised by the Board.

Hongli Group Inc.

8 August 2025

Enforceability

11	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Transaction Documents nor the exercise by any party to the Transaction Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

Share Issuance

12	The Shares (including Shares issued upon conversion, exchange, redemption, repurchase or exercise of any Security) shall be issued at an issue price in excess of the par value thereof.

Register of Writs

13	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Hongli Group Inc.

8 August 2025

SCHEDULE 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited Liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Hongli Group Inc.

c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009,

Cayman Islands

8 August 2025

Ogier (Cayman) LLP

89 Nexus Way

Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

Director’s Certificate

Hongli Group Inc. (the Company)

You have been requested to provide a legal opinion in connection with the Company (Opinion). I acknowledge that your Opinion will be given in reliance upon the information set out in this certificate. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that as at the date hereof:

1	you have been provided by us with true and complete copies of:

(a)	the Registration Statement;

(b)	the certificates of incorporation of the Company;

(c)	the Memorandum and Articles of Association; and

(d)	Resolutions, which are annexed hereto;

2	the Memorandum and Articles of Association provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

3	no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the Shareholders) to wind up the Company;

4	the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, restructuring officer or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5	the powers and authority of the directors of the Company (the Directors) as set out in the Memorandum and Articles of Association have not been varied or restricted by resolution or direction of the Shareholders;

1

Hongli Group Inc.

c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009,

Cayman Islands

6	there are no agreements, documents or arrangements (other than the documents expressly referred to in the Opinion as having been examined by us) that materially affect or modify the transactions contemplated by them or restrict the powers and authority of the Company in any way;

7	there have been no sealing regulations made by the Directors, any board committee or the Shareholders pursuant to the Memorandum and Articles of Association;

8	the Company is, and after the allotment (where applicable) and issuance of any Securities, including any Shares upon conversion, exchange, redemption, repurchase or exercise of any Security, will be, able to pay its debts as they fall due;

9	the Company will issue the Securities, including any Shares upon conversion, exchange, redemption, repurchase or exercise of any Security, in furtherance of the Company’s objects as set out in the Memorandum and Articles of Association and such issuance will be of commercial benefit to the Company;

10	the Company will have sufficient authorised share capital to effect the issue of any of the Shares at the time of issuance, whether as a principal issue or on the conversion, exchange, redemption, repurchase or exercise of any Security;

11	upon the issue of any Shares, including upon conversion, exchange, redemption, repurchase or exercise of any Security, the Company will receive consideration for the full issue price thereof which will be equal to at least the par value thereof;

12	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

13	the Resolutions have been duly signed by all Directors and were passed in accordance with the Articles of Association;

14	prior to issuing any Securities, the Company will take all requisite corporate action to authorise the following matters in accordance with its Memorandum and Articles of Association:

(a)	the form and terms of the Transaction Documents for the issuance of the Securities and the performance of the Company’s obligations pursuant to such Transaction Documents;

(b)	the terms of the Securities, including the form and terms of any certificates relevant to the Securities;

(c)	the issuance and allotment of the Shares (including the issuance and allotment of the Shares upon conversion, exchange, redemption, repurchase or exercise of any Security) in accordance with the Transaction Document; and

(d)	all related matters,

and such corporate authorisations will be in full force and effect;

2

Hongli Group Inc.

c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009,

Cayman Islands

15	the form and terms of any Transaction Document and Security, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;

16	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or restrict the transactions contemplated by Registration Statement or restrict the powers and authority of the Company in any way from issuing Securities or entering into and performing its obligations under a Transaction Document;

17	each Director and his alternate (if any) have disclosed to the Company all of their respective direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

18	the Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

19	the Registration Statement is true and correct copy and it conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

20	the Directors consider the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Resolutions;

21	prior to, at the time of, and immediately following execution of the documents approved in the Resolutions, the Company was able to pay its debts as they fell due and it entered into such documents for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

22	the Company has no direct or indirect interest in Cayman Islands real property;

23	none of the transactions contemplated by the Registration Statement or the Transaction Documents relate or will relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands;

3

Hongli Group Inc.

c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009,

Cayman Islands

24	the Directors and the Shareholders have not imposed any additional restrictions on the transfer of the Shares or the rights attaching to the Shares other than those set out in the Memorandum and Articles of Association and the Registration Statement;

25	the Shares to be issued pursuant to the Transaction Documents and the Registration Statement (including upon conversion, exchange, redemption, repurchase or exercise of any Security) have been, or will be, duly registered, and will continue to be registered, in the Company’s register of members; and

26	no invitation has been or will made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities.

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue your Opinion unless I shall have personally notified you to the contrary.

Yours faithfully

Signed:	/s/ Jie Lu
Name:	Jie Lu
Title:	Director

For and on behalf of Hongli Group Inc.

4

Hongli Group Inc.

Company No: 371653

(Company)

Written resolutions of all of the directors of the Company

All of the directors of the Company pass the resolutions set out below. Capitalised terms not defined herein shall have the meaning ascribed to them in the Company’s articles of association (Articles).

1	Directors’ interests

By signing these resolutions, each of the directors confirms that they have no interests to declare in the business the subject of these written resolutions further to those already declared at previous board meetings or noted in previous written resolutions.

2	Registration Statement

2.1	It is noted that the Company is preparing to file a registration statement on Form F-3, including all amendments, supplements and prospectuses thereto filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to offering and sale of up to US$100,000,000 worth of the following securities to be issued by the Company from time to time (together, the Securities):

(a)	ordinary shares of par value US$0.0001 each in the capital of the Company (Shares) to be issued pursuant to the terms of a definitive purchase, underwriting or similar agreement (the Shares Document);

(b)	warrants to purchase Shares (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder (the Warrant Document);

(c)	debt securities (the Debt Securities), which may or may not be converted into Shares, to be issued pursuant to the terms of a definitive loan or similar agreement (the Debt Document);

(d)	rights to purchase Shares, Warrants or Debt Securities (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Document); and/or

(e)	units comprising any combination of Shares, Warrants, Debt Securities and Rights (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

2.2	The Shares Document, Debt Document, Warrant Document, Rights Document and Unit Document are referred to herein collectively as Transaction Documents.

2.3	The Registration Statement has been examined by each of the directors and each director, by his or her signature confirms that he or she has carefully considered the Registration Statement and related transactions and does not wish to suggest any amendments.

3	Resolutions

All of the directors hereby resolve that:

(a)	it is in the best interests of, and commercial benefit to, the Company to approve the Offering and the Registration Statement;

(b)	the proposed offering of Securities from time to time as described in the Registration Statement is approved;

Registration Statement

(c)	the form and contents of the Registration Statement are approved, subject to such amendments and additions as any director, officer or authorised signatory of the Company (each an Authorised Person) in their sole discretion and opinion deems appropriate, the signature of any such person being due evidence for all purposes of the approval of any such amendment or addition and the final terms on behalf of the Company;

(d)	any one director has authority to increase the number of Securities or value of Securities to be offered from the number and/or value set out in the Registration Statement to such number as such person shall in his or her absolute discretion think fit;

(e)	each Authorised Person is authorised to sign and authorise the filing with the Commission of the Registration Statement on behalf of the Company;

(f)	each Authorised Person is authorised to determine the form and terms of any future amendment or supplement to the Registration Statement from time to time, the signature of any such person being due evidence for all purposes of the approval of any such amendment or supplement and the final terms on behalf of the Company;

(g)	each Authorised Person is authorised to sign and authorise the filing with the SEC of any amendment or supplement to the Registration Statement from time to time;

(h)	any director is authorised to sign and deliver an opinion certificate to be given in favour of Ogier (Cayman) LLP (Ogier) with respect to any legal opinion Ogier is required to give with respect to the Registration Statement;

(i)	the performance of any action or the execution of any paper or document of any nature by an Authorised Person in connection with the matters referred to in the preceding resolutions will conclusively establish such person’s authority from the Company, as well as the Company’s approval and ratification of those actions and those papers and documents;

Issuance of Securities

(j)	each Authorised Person is authorised to:

(i)	determine the form and terms of any amendments or supplements to the Registration Statement relating to the issuance of Securities from time to time;

(ii)	determine the form, terms and number of Securities to be issued by the Company from time to time pursuant to the Registration Statement (including any amendments or supplements thereto);

(iii)	determine the form and terms of any Transaction Documents relating to the issuance of Securities; and

(iv)	sign and deliver any such Transaction Documents or other documents related to the issuance of Securities for and on behalf of the Company;

(k)	the issuance and allotment of Securities (including the issuance and allotment of Shares upon conversion, exchange, redemption, repurchase or exercise of any Security) in accordance with the Transaction Documents (as may be approved by any Authorised Person) is approved and, when allotted, issued and paid for in accordance with the terms of the Transaction Documents will be validly issued, fully paid and non- assessable;

(l)	the maintainer of the Company’s register of members is instructed to update the register of members to reflect the issuances of any Shares issued pursuant to the Registration Statement (including any amendments or supplements) and the Transaction Documents (including upon conversion, exchange, redemption, repurchase or exercise of any Security); and

(m)	the Company reserve and keep available for future issuance the maximum number of shares in the capital of the Company that may be issued pursuant to the Registration Statement (including upon conversion, exchange, redemption, repurchase or exercise of any Security).

4	Further actions

4.1	It is resolved that any Authorised Person be authorised to take such further actions or procure that such further actions are taken, as such Authorised Person may consider necessary or convenient to effect the foregoing resolutions.

4.2	Without limiting the generality of the foregoing:

(a)	any Authorised Person be authorised to approve, on behalf of the Company, the terms of any documents (Ancillary Documents) that such person considers necessary or desirable in connection with the transactions contemplated by these resolutions, such approval to be evidenced by such Authorised Person’s execution and delivery of the Ancillary Documents; and

(b)	any Authorised Person be authorised to do all such other actions and things as such person considers necessary or desirable for the purposes of the transactions contemplated by these resolutions and the Ancillary Documents.

5	Ratification

It is resolved that any and all actions of the Company, or of any director or officer, taken in connection with the actions contemplated by these resolutions prior to the execution hereof be and hereby are ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented to for approval, and approved by, all the directors prior to such action being taken.

These resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and these resolutions are effective as of the date the last Director signs.

/s/ Jie Liu	08-08-2025
Jie Liu	Date signed
Director

/s/ Chenglong Yang	08-08-2025
Chenglong Yang	Date signed
Director

/s/ Chuang Chen	08-08-2025
Chuang Chen	Date signed
Director

/s/ Junwei Shao	08-08-2025
Junwei Shao	Date signed
Director